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                                                                    Exhibit 5.1


                        [Dorsey & Whitney LLP Letterhead]

Great Plains Software, Inc.
1701 S.W. 38th Street
Fargo, North Dakota 58103

                  Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel to Great Plains Software, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") relating to the sale by the Company from time to time of up to 876,947 shares (the "shares") of common stock of the Company, par value $.01 per share. The Shares will be issuable upon the exercise of stock options granted or to be granted pursuant to: (1) the 1997 Non-Employee Director Stock Option Plan of Solomon Software, Inc.; (2) the Solomon Software (TLB, Inc.) Stock Option Plan; (3) the 1991 Employee Stock Option Plan of Smith, Dennis & Gaylord; (4) the Second TLB, Inc. Key Employees Stock Option Plan; and (5) various individual option agreements (collectively, the "Plans").

                  We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

                  Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the applicable plan, and any relevant agreements thereunder, will be validly issued, fully paid and nonassessable.

                  Our opinions expressed above are limited to the laws of the State of Minnesota.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


Dated: June 30, 2000
                                                       Very truly yours,

                                                       /s/ Dorsey & Whitney LLP


TSH